CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in this Registration Statement on Form N-1A of Nationwide Mutual Funds.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 27, 2007